SNAP-ON INCORPORATED



                                       To




                             FIRSTAR TRUST COMPANY,

                                           Trustee





                                    Indenture

                         Dated as of September 15, 1995




                          Providing for the Issuance of
                        Senior Debt Securities in Series

   TABLE OF CONTENTS
                                                                         Page


                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

   Section 1.1    Definitions  . . . . . . . . . . . . . . . . . . . . .    1
             "Act" . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
             "Acquired Indebtedness" . . . . . . . . . . . . . . . . . .    1
             "Additional Amounts"  . . . . . . . . . . . . . . . . . . .    2
             "Affiliate" . . . . . . . . . . . . . . . . . . . . . . . .    2
             "Authenticating Agent"  . . . . . . . . . . . . . . . . . .    2
             "Authorized Newspaper"  . . . . . . . . . . . . . . . . . .    2
             "Bankruptcy Law"  . . . . . . . . . . . . . . . . . . . . .    2
             "Bearer Security" . . . . . . . . . . . . . . . . . . . . .    2
             "Board of Directors"  . . . . . . . . . . . . . . . . . . .    2
             "Board Resolution"  . . . . . . . . . . . . . . . . . . . .    2
             "Business Day"  . . . . . . . . . . . . . . . . . . . . . .    2
             "Capital Stock" . . . . . . . . . . . . . . . . . . . . . .    3
             "Capitalized Lease Obligation"  . . . . . . . . . . . . . .    3
             "CEDEL" . . . . . . . . . . . . . . . . . . . . . . . . . .    3
             "Commission"  . . . . . . . . . . . . . . . . . . . . . . .    3
             "Common Depository" . . . . . . . . . . . . . . . . . . . .    3
             "Common Stock"  . . . . . . . . . . . . . . . . . . . . . .    3
             "Company" . . . . . . . . . . . . . . . . . . . . . . . . .    3
             "Company Request" and "Company Order" . . . . . . . . . . .    3
             "Component Currency"  . . . . . . . . . . . . . . . . . . .    3
             "Consolidated Net Tangible Assets"  . . . . . . . . . . . .    3
             "Conversion Date" . . . . . . . . . . . . . . . . . . . . .    4
             "Conversion Event"  . . . . . . . . . . . . . . . . . . . .    4
             "Corporate Trust Office"  . . . . . . . . . . . . . . . . .    4
             "corporation" . . . . . . . . . . . . . . . . . . . . . . .    4
             "coupon"  . . . . . . . . . . . . . . . . . . . . . . . . .    4
             "covenant defeasance" . . . . . . . . . . . . . . . . . . .    4
             "Currency Agreement"  . . . . . . . . . . . . . . . . . . .    4
             "Currency Indexed Note" . . . . . . . . . . . . . . . . . .    4
             "Custodian" . . . . . . . . . . . . . . . . . . . . . . . .    4
             "Defaulted Interest"  . . . . . . . . . . . . . . . . . . .    4
             "defeasance"  . . . . . . . . . . . . . . . . . . . . . . .    4
             "Dollar" or "$" . . . . . . . . . . . . . . . . . . . . . .    4
             "Dollar Equivalent of the Currency Unit"  . . . . . . . . .    4
             "Dollar Equivalent of the Foreign Currency" . . . . . . . .    4
             "ECU" . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
             "Election Date" . . . . . . . . . . . . . . . . . . . . . .    5
             "Euroclear" . . . . . . . . . . . . . . . . . . . . . . . .    5
             "European Communities"  . . . . . . . . . . . . . . . . . .    5
             "European Monetary System"  . . . . . . . . . . . . . . . .    5
             "Event of Default"  . . . . . . . . . . . . . . . . . . . .    5
             "Exchange Date" . . . . . . . . . . . . . . . . . . . . . .    5
             "Exchange Rate Agent" . . . . . . . . . . . . . . . . . . .    5
             "Exchange Rate Officer's Certificate" . . . . . . . . . . .    5
             "Extension Notice"  . . . . . . . . . . . . . . . . . . . .    5
             "Extension Period"  . . . . . . . . . . . . . . . . . . . .    5
             "Final Maturity"  . . . . . . . . . . . . . . . . . . . . .    5
             "Foreign Currency"  . . . . . . . . . . . . . . . . . . . .    5
             "Foreign Currency Note" . . . . . . . . . . . . . . . . . .    5
             "Government Obligations"  . . . . . . . . . . . . . . . . .    5
             "Holder"  . . . . . . . . . . . . . . . . . . . . . . . . .    6
             "Indebtedness"  . . . . . . . . . . . . . . . . . . . . . .    6
             "Indenture" . . . . . . . . . . . . . . . . . . . . . . . .    7
             "Indexed Security"  . . . . . . . . . . . . . . . . . . . .    7
             "interest"  . . . . . . . . . . . . . . . . . . . . . . . .    7
             "Interest Payment Date" . . . . . . . . . . . . . . . . . .    7
             "Interest Swap Obligations" . . . . . . . . . . . . . . . .    7
             "Issue Date"  . . . . . . . . . . . . . . . . . . . . . . .    7
             "Lien"  . . . . . . . . . . . . . . . . . . . . . . . . . .    7
             "mandatory sinking fund payment"  . . . . . . . . . . . . .    8
             "Market Exchange Rate"  . . . . . . . . . . . . . . . . . .    8
             "Maturity"  . . . . . . . . . . . . . . . . . . . . . . . .    8
             "Notice of Default" . . . . . . . . . . . . . . . . . . . .    8
             "Officers' Certificate" . . . . . . . . . . . . . . . . . .    8
             "Opinion of Counsel"  . . . . . . . . . . . . . . . . . . .    8
             "Optional Reset Date" . . . . . . . . . . . . . . . . . . .    9
             "optional sinking fund payment" . . . . . . . . . . . . . .    9
             "Original Issue Discount Security"  . . . . . . . . . . . .    9
             "Original Stated Maturity"  . . . . . . . . . . . . . . . .    9
             "Outstanding" . . . . . . . . . . . . . . . . . . . . . . .    9
             "Paying Agent"  . . . . . . . . . . . . . . . . . . . . . .   10
             "Person"  . . . . . . . . . . . . . . . . . . . . . . . . .   10
             "Place of  Payment" . . . . . . . . . . . . . . . . . . . .   10
             "Predecessor Security"  . . . . . . . . . . . . . . . . . .   10
             "Principal Property"  . . . . . . . . . . . . . . . . . . .   10
             "Redemption Date" . . . . . . . . . . . . . . . . . . . . .   10
             "Redemption Price"  . . . . . . . . . . . . . . . . . . . .   11
             "Registered Security" . . . . . . . . . . . . . . . . . . .   11
             "Regular Record Date" . . . . . . . . . . . . . . . . . . .   11
             "Repayment Date"  . . . . . . . . . . . . . . . . . . . . .   11
             "Repayment Price" . . . . . . . . . . . . . . . . . . . . .   11
             "Reset Notice"  . . . . . . . . . . . . . . . . . . . . . .   11
             "Responsible Officer" . . . . . . . . . . . . . . . . . . .   11
             "Restricted Subsidiary" . . . . . . . . . . . . . . . . . .   11
             "Sale and Leaseback Transaction"  . . . . . . . . . . . . .   11
             "Secured Debt"  . . . . . . . . . . . . . . . . . . . . . .   11
             "Securities Exchange Act" . . . . . . . . . . . . . . . . .   11
             "Security" or "Securities"  . . . . . . . . . . . . . . . .   11
             "Security Register" and "Security Registrar"  . . . . . . .   11
             "Special Record Date" . . . . . . . . . . . . . . . . . .     12
             "Specified Amount"  . . . . . . . . . . . . . . . . . . . .   12
             "Stated Maturity" . . . . . . . . . . . . . . . . . . . . .   12
             "Subsequent Interest Period"  . . . . . . . . . . . . . . .   12
             "Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . .   12
             "Trust Indenture Act" or "TIA"  . . . . . . . . . . . . . .   12
             "Trustee" . . . . . . . . . . . . . . . . . . . . . . . . .   12
             "United States" . . . . . . . . . . . . . . . . . . . . . .   12
             "United States person"  . . . . . . . . . . . . . . . . . .   12
             "Unrestricted Subsidiary" . . . . . . . . . . . . . . . . .   12
             "Valuation Date"  . . . . . . . . . . . . . . . . . . . . .   13
             "Voting Stock"  . . . . . . . . . . . . . . . . . . . . . .   13
             "Yield to Maturity" . . . . . . . . . . . . . . . . . . . .   13
   Section 1.2    Compliance Certificates and Opinions . . . . . . . . .   13
   Section 1.3    Form of Documents Delivered to Trustee.  . . . . . . .   14
   Section 1.4    Acts of Holders. . . . . . . . . . . . . . . . . . . .   14
   Section 1.5    Notices, etc., to Trustee and Company. . . . . . . . .   15
   Section 1.6    Notice to Holders; Waiver. . . . . . . . . . . . . . .   16
   Section 1.7    Effect of Headings and Table of Contents.  . . . . . .   17
   Section 1.8    Successors and Assigns.  . . . . . . . . . . . . . . .   17
   Section 1.9    Separability Clause.   . . . . . . . . . . . . . . . .   18
   Section 1.10   Benefits of Indenture. . . . . . . . . . . . . . . . .   18
   Section 1.11   Governing Law. . . . . . . . . . . . . . . . . . . . .   18
   Section 1.12   Legal Holidays.  . . . . . . . . . . . . . . . . . . .   18
   Section 1.13   Communication by Holders with Other Holders  . . . . .   18
   Section 1.14   Counterparts . . . . . . . . . . . . . . . . . . . . .   18
   Section 1.15   No Recourse Against Others . . . . . . . . . . . . . .   18
   Section 1.16   No Adverse Interpretation of Other Agreements  . . . .   19

                                   ARTICLE II

                                SECURITIES FORMS

   Section 2.1    Forms of Securities. . . . . . . . . . . . . . . . . .   19
   Section 2.2    Form of Trustee's Certificate of Authentication. . . .   19
   Section 2.3    Securities Issuable in Global Form.  . . . . . . . . .   20

                                   ARTICLE III

                                 THE SECURITIES

   Section 3.1    Amount Unlimited, Issuable in Series.  . . . . . . . .   21
   Section 3.2    Denominations. . . . . . . . . . . . . . . . . . . . .   25
   Section 3.3    Execution, Authentication, Delivery and Dating . . . .   25
   Section 3.4    Temporary Securities . . . . . . . . . . . . . . . . .   27
   Section 3.5    Registration, Registration of Transfer and Exchange  .   30
   Section 3.6    Mutilated, Destroyed, Lost and Stolen Securities . . .   33
   Section 3.7    Payment of Interest; Interest Rights
                  Preserved; Optional Interest Reset . . . . . . . . . .   34
   Section 3.8    Optional Extension of Maturity . . . . . . . . . . . .   37
   Section 3.9    Persons Deemed Owners  . . . . . . . . . . . . . . . .   38
   Section 3.10   Cancellation . . . . . . . . . . . . . . . . . . . . .   39
   Section 3.11   Computation of Interest  . . . . . . . . . . . . . . .   39
   Section 3.12   Currency and Manner of Payments in Respect
                  of Securities  . . . . . . . . . . . . . . . . . . . .   39
   Section 3.13   Appointment and Resignation of Successor Exchange Rate
                  Agent  . . . . . . . . . . . . . . . . . . . . . . . .   43

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

   Section 4.1    Satisfaction and Discharge of Indenture  . . . . . . .   44
   Section 4.2    Application of Trust Funds; Indemnification  . . . . .   45

                                    ARTICLE V

                                    REMEDIES

   Section 5.1    Events of Default  . . . . . . . . . . . . . . . . . .   46
   Section 5.2    Acceleration of Maturity; Rescission and Annulment . .   48
   Section 5.3    Collection of Indebtedness and Suits for Enforcement by
                  Trustee  . . . . . . . . . . . . . . . . . . . . . . .   49
   Section 5.4    Trustee May File Proofs of Claim . . . . . . . . . . .   50
   Section 5.5    Trustee May Enforce Claims Without
                  Possession of Securities or Coupons. . . . . . . . . .   51
   Section 5.6    Application of Money Collected . . . . . . . . . . . .   51
   Section 5.7    Limitation on Suits. . . . . . . . . . . . . . . . . .   51
   Section 5.8    Unconditional Right of Holders to Receive
                  Principal, Premium and Interest. . . . . . . . . . . .   52
   Section 5.9    Restoration of Rights and Remedies.  . . . . . . . . .   52
   Section 5.10   Rights and Remedies Cumulative . . . . . . . . . . . .   52
   Section 5.11   Delay or Omission Not Waiver.  . . . . . . . . . . . .   53
   Section 5.12   Control by Holders of Securities . . . . . . . . . . .   53
   Section 5.13   Waiver of Past Defaults.   . . . . . . . . . . . . . .   53
   Section 5.14   Waiver of Stay or Extension Laws.  . . . . . . . . . .   54

                                   ARTICLE VI

                                   THE TRUSTEE

   Section 6.1    Duties of Trustee  . . . . . . . . . . . . . . . . . . . 54
   Section 6.2    Rights of Trustee. . . . . . . . . . . . . . . . . . .   55
   Section 6.3    Trustee's Disclaimer . . . . . . . . . . . . . . . . .   56
   Section 6.4    Individual Rights of Trustee . . . . . . . . . . . . .   57
   Section 6.5    Notice of Defaults . . . . . . . . . . . . . . . . . . . 57
   Section 6.6    Compensation and Indemnity . . . . . . . . . . . . . .   57
   Section 6.7    Corporate Trustee Required; Eligibility; Conflicting
                  Interests  . . . . . . . . . . . . . . . . . . . . . .   58
   Section 6.8    Resignation and Removal; Appointment of Successor  . .   58
   Section 6.9    Acceptance of Appointment by Successor . . . . . . . .   60
   Section 6.10   Merger, Conversion, Consolidation or Succession to
                  Business . . . . . . . . . . . . . . . . . . . . . . .   61
   Section 6.11   Appointment of Authenticating Agent.   . . . . . . . .   61

                                   ARTICLE VII

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

   Section 7.1    Disclosure of Names and Addresses of Holders.  . . . .   63
   Section 7.2    Reports by Trustee . . . . . . . . . . . . . . . . . .   63
   Section 7.3    Reports by Company.  . . . . . . . . . . . . . . . . .   63

                                  ARTICLE VIII

                  CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

   Section 8.1    Company May Consolidate, etc., Only on Certain Terms.    64
   Section 8.2    Successor Person Substituted.  . . . . . . . . . . . .   65

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

   Section 9.1    Supplemental Indentures Without Consent of Holders.  .   65
   Section 9.2    Supplemental Indentures With Consent of Holders  . . .   67
   Section 9.3    Execution of Supplemental Indentures . . . . . . . . .   68
   Section 9.4    Effect of Supplemental Indentures  . . . . . . . . . .   68
   Section 9.5    Conformity with Trust Indenture Act. . . . . . . . . .   68
   Section 9.6    Reference in Securities to Supplemental Indentures.  .   68

                                    ARTICLE X

                                    COVENANTS

   Section 10.1   Payment of Principal, Premium, if Any, and Interest  .   69
   Section 10.2   Maintenance of Office or Agency  . . . . . . . . . . .   69
   Section 10.3   Money for Securities Payments to Be Held in Trust  . .   70
   Section 10.4   Limitation on Dividend and Other Payment Restrictions
                  Affecting Restricted Subsidiaries  . . . . . . . . . .   71
   Section 10.5   Limitation on Secured Debt . . . . . . . . . . . . . .   72
   Section 10.6   Limitation on Sale and Leaseback Transactions  . . . .   73
   Section 10.7   Limitation on Transfer of Principal Property . . . . .   73
   Section 10.8   Statement as to Compliance . . . . . . . . . . . . . .   74
   Section 10.9   Additional Amounts . . . . . . . . . . . . . . . . . .   74
   Section 10.10       Waiver of Certain Covenants . . . . . . . . . . .   75

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

   Section 11.1   Applicability of Article . . . . . . . . . . . . . . .   75
   Section 11.2   Election to Redeem; Notice to Trustee  . . . . . . . .   75
   Section 11.3   Selection by Trustee of Securities to Be Redeemed  . .   75
   Section 11.4   Notice of Redemption . . . . . . . . . . . . . . . . .   76
   Section 11.5   Deposit of Redemption Price  . . . . . . . . . . . . .   77
   Section 11.6   Securities Payable on Redemption Date  . . . . . . . .   77
   Section 11.7   Securities Redeemed in Part  . . . . . . . . . . . . .   78

                                   ARTICLE XII

                                  SINKING FUNDS

   Section 12.1   Applicability of Article . . . . . . . . . . . . . . .   79
   Section 12.2   Satisfaction of Sinking Fund Payments with Securities    79
   Section 12.3   Redemption of Securities for Sinking Fund  . . . . . .   79

                                  ARTICLE XIII

                       REPAYMENT AT THE OPTION OF HOLDERS

   Section 13.1   Applicability of Article . . . . . . . . . . . . . . .   80
   Section 13.2   Repayment of Securities  . . . . . . . . . . . . . . .   80
   Section 13.3   Exercise of Option . . . . . . . . . . . . . . . . . .   80
   Section 13.4   When Securities Presented for Repayment Become Due and
                  Payable  . . . . . . . . . . . . . . . . . . . . . . .   81
   Section 13.5   Securities Repaid in Part  . . . . . . . . . . . . . .   82

                                   ARTICLE XIV

                       DEFEASANCE AND COVENANT DEFEASANCE

   Section 14.1   Applicability of Article; Company's Option
                  to Effect Defeasance or Covenant Defeasance  . . . . .   82
   Section 14.2   Defeasance and Discharge . . . . . . . . . . . . . . .   82
   Section 14.3   Covenant Defeasance  . . . . . . . . . . . . . . . . .   83
   Section 14.4   Conditions to Defeasance or Covenant Defeasance  . . .   83
   Section 14.5   Deposited Money and Government Obligations
                  to Be Held in Trust; Other Miscellaneous
                  Provisions . . . . . . . . . . . . . . . . . . . . . .   85

   SNAP-ON INCORPORATED

   Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of September 15, 1995


   Trust Indenture
     Act Section                                  Indenture Section

   Section  310(a)(1)  . . . . . . . . . . . . . . .    6.7
       (a)(2)  . . . . . . . . . . . . . . . . . . .    6.7
       (b) . . . . . . . . . . . . . . . . . . . . .    6.7, 6.8
   Section  312(c) . . . . . . . . . . . . . . . . .    7.1
   Section  314(a) . . . . . . . . . . . . . . . . .    7.3
       (a)(4)  . . . . . . . . . . . . . . . . . . .    10.9
       (c)(1)  . . . . . . . . . . . . . . . . . . .    1.2
       (c)(2)  . . . . . . . . . . . . . . . . . . .    1.2
       (e) . . . . . . . . . . . . . . . . . . . . .    1.2
   Section  315(b) . . . . . . . . . . . . . . . . .    6.5
   Section  316(a) (last sentence) . . . . . . . . .    1.1 ("Outstanding")
       (a)(1)(A) . . . . . . . . . . . . . . . . . .    5.2, 5.12
       (a)(1)(B) . . . . . . . . . . . . . . . . . .    5.13
       (b) . . . . . . . . . . . . . . . . . . . . .    5.8
   Section  317(a)(1)  . . . . . . . . . . . . . . .    5.3
       (a)(2)  . . . . . . . . . . . . . . . . . . .    5.4
   Section  318(a) . . . . . . . . . . . . . . . . .    1.7
       (c) . . . . . . . . . . . . . . . . . . . . .    1.7



   NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

             INDENTURE, dated as of September 15, 1995, between SNAP-ON INCORPORATED, a Delaware corporation (hereinafter called the "Company") and FIRSTAR TRUST COMPANY, a Wisconsin state banking association, as Trustee (hereinafter called the "Trustee").

             Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Securities issued hereunder:

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

             Section 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

             (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

             (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA
        Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

             (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

             (4)  the word "or" is not exclusive;

             (5) provisions apply to successive events and transactions; and

             (6) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

             "Act", when used with respect to any Holder, has the meaning specified in Section 1.4.

             "Acquired Indebtedness" means Indebtedness of a Person (i) assumed in connection with the acquisition of assets from another Person or secured by the assets so acquired from such other Person or (ii) exist-ing at the time such other Person becomes a Restricted Subsidiary (other than any Indebtedness incurred in connection with, or in contemplation of, such asset acquisition or such other Person becoming a Restricted Subsidiary). Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any other Person or the date the acquired Person becomes a Restricted Subsidiary.

             "Additional Amounts" means any additional amounts which are required by a Security or by or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Company in respect of certain taxes imposed on certain Holders and which are owing to such Holders.

             "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Authenticating Agent" means any authenticating agent appointed by the Trustee pursuant to Section 6.11.

             "Authorized Newspaper" means a newspaper, in the English language or in the official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

             "Bankruptcy Law" has the meaning specified in Section 5.1.

             "Bearer Security" means any Security established pursuant to
   Section 2.1 which is payable to bearer.

             "Board of Directors" means the Board of Directors of the Company or any authorized committee of such Board.

             "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

             "Business Day", when used with respect to any Place of Payment or any other particular location referred to in this Indenture or the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 3.1, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or particular location are authorized or obligated by law or executive order to close.

             "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into capital stock.

             "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

             "CEDEL" means Centrale de Livraison de Valeurs Mobilieres, S.A., or its successor.

             "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

             "Common Depository" has the meaning specified in Section 3.4.

             "Common Stock" means the Company's common stock, par value $1.00 per share.

             "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

             "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Comptroller or an Assistant Comptroller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

             "Component Currency"  has the meaning specified in Section
   3.12(h).

             "Consolidated Net Tangible Assets" means the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its term is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, tradenames, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles.

             "Conversion Date" has the meaning specified in Section 3.12(d).

             "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions or within the European Communities or
   (iii) any currency unit (or composite currency) other than the ECU for the purposes for which it was established.

             "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 615 East Michigan Street, 4th Floor, Milwaukee, Wisconsin 53202.

             "corporation" includes corporations, associations, companies and business trusts.

             "coupon" means any interest coupon appertaining to a Bearer
   Security.

             "covenant defeasance" has the meaning specified in Section 14.3.

             "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

             "Currency Indexed Note" means any Security with the amount of principal payments determined by reference to an index currency.

             "Custodian" has the meaning specified in Section 5.1.

             "Defaulted Interest" has the meaning specified in Section 3.7.

             "defeasance" has the meaning specified in Section 14.2.

             "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

             "Dollar Equivalent of the Currency Unit" has the meaning specified in Section 3.12(g).

             "Dollar Equivalent of the Foreign Currency" has the meaning specified in Section 3.12(f).

             "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

             "Election Date" has the meaning specified in Section 3.12(h).

             "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, or its successor as operator of the Euroclear System.

             "European Communities" means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

             "European Monetary System" means the European Monetary System established by the Resolution of December 5, 1978 of the Council of the European Communities.

             "Event of Default" has the meaning specified in Article V.

             "Exchange Date" has the meaning specified in Section 3.4.

             "Exchange Rate Agent", with respect to Securities of or within any series, means, unless otherwise specified with respect to any Securities pursuant to Section 3.1, a New York Clearing House bank designated pursuant to Section 3.1 or Section 3.13.

             "Exchange Rate Officer's Certificate" means a certificate setting forth (i) the applicable Market Exchange Rate or applicable bid quotation and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 3.2 in the relevant currency or currency unit), payable with respect to a Security of any series on the basis of such Market Exchange Rate or the applicable bid quotation signed by the Treasurer, any Vice President or any Assistant Treasurer of the Company.

             "Extension Notice" has the meaning specified in Section 3.8.

             "Extension Period" has the meaning specified in Section 3.8.

             "Final Maturity" has the meaning specified in Section 3.8.

             "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the ECU issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

             "Foreign Currency Note" means any Securities denominated in one or more Foreign Currencies.

             "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or
   (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

             "Holder" means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

             "Indebtedness" means, with respect to any Person, at any date, any of the following, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, bond, debenture, settlement agreement or similar instrument or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property;
   (ii) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction other than entered into in the ordinary course of business; (iv) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or other-wise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided, that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person's legal liability in full, the amount of such indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such indebtedness secured by such Lien or the fair market value of the assets of the property securing such Lien; (v) all indebtedness of others (including all interest and dividends on any Indebtedness or preferred stock of any other Person for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds; and (vi) obligations in respect of Currency Agreements and Interest Swap Obligations.

             "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 3.1; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, "Indenture" shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee established as contemplated by Section 3.1, exclusive, however, of any provisions or terms which relate solely to the other series of Securities for which such Person is Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

             "Indexed Security" means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

             "interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity, and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 10.9, includes such Additional Amounts.

             "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

             "Interest Swap Obligations" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

             "Issue Date" means the first date on which a Security is authenticated by the Trustee pursuant to this Indenture.

             "Lien" means any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party or property leased to the Company or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

             "mandatory sinking fund payment" has the meaning specified in
   Section 12.1.

             "Market Exchange Rate" means, unless otherwise specified with respect to any Securities pursuant to Section 3.1, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.1 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to Section 3.1, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such currency or currency unit in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities.

             "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

             "Notice of Default" has the meaning specified in Section 5.1.

             "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Comptroller or an Assistant Comptroller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

             "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or who may be an employee of or other counsel for the Company not unsatisfactory to the Trustee.

             "Optional Reset Date" has the meaning specified in Section 3.7.

             "optional sinking fund payment" has the meaning specified in
   Section 12.1.

             "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

             "Original Stated Maturity" has the meaning specified in Section
   3.8.

             "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

             (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

             (ii) Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

             (iii) Securities, except to the extent provided in Sections 14.2 and 14.3, with respect to which the Company has effected defeasance or covenant defeasance as provided in
        Article XIV; and

             (iv)  Securities which have been paid pursuant to Section
        3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

   provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA
   Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 5.2, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Exchange Rate Officer's Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 3.1, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

             "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities or coupons on behalf of the Company.

             "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

             "Place of Payment", when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Sections 3.1 and 10.2.

             "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debts as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains.

             "Principal Property" has the meaning specified in Section 10.7.

             "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

             "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

             "Registered Security" shall mean any Security which is registered in the Security Register.

             "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 3.1, whether or not a Business Day.

             "Repayment Date" means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

             "Repayment Price" means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

             "Reset Notice" has the meaning specified in Section 3.7.

             "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

             "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

             "Sale and Leaseback Transaction" has the meaning specified in
   Section 10.6.

             "Secured Debt" means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on
   (a) any Principal Property of the Company or any Restricted Subsidiary or
   (b) any shares of stock or Indebtedness of any Restricted Subsidiary.

             "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Security" or "Securities" has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, "Securities" with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

             "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

             "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities or within any series means a date fixed by the Trustee pursuant to Section 3.7.

             "Specified Amount" has the meaning specified in Section 3.12(h).

             "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, as such date may be extended pursuant to the provisions of Section 3.8.

             "Subsequent Interest Period" has the meaning specified in
   Section 3.7.

             "Subsidiary" means a corporation, a majority of the Voting Stock of which at the time is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

             "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 9.5.

             "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is no more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

             "United States" means, unless otherwise specified with respect to any Securities pursuant to Section 3.1, the United States of America (including the states and the District of Columbia), its territories, its possessions and all other areas subject to its jurisdiction.

             "United States person" means, unless otherwise specified with respect to any Securities pursuant to Section 3.1, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or a political subdivision thereof, or an estate or trust the income of which is includable in gross income for United States federal income purposes regardless of its source.

             "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly-acquired or newly-formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary so designated; provided, however, that the Subsidiary to be so designated has total assets of $5 million or less.

             "Valuation Date" has the meaning specified in Section 3.12(c).

             "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

             "Yield to Maturity" means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

             Section 1.2 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

             Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.8) shall include:

             (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

             (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and

             (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

             Section 1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

             With respect to matters of law, an Officers' Certificate may be based upon an Opinion of Counsel, unless the signers know, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous. With respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials, unless the signer knows, or in the exercise of reasonable care should know, that any such document is erroneous.

             Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

             Section 1.4 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section 1.4.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary public or other officer the execution thereof. Where such execution is by a signer acting in other than its individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Registered Securities shall be proved by the Security Register.

                  (d) The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed, as depository, by any trust company, bank, banker or other depository, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depository, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or
   (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The ownership of Bearer Securities may also be proved in any other manner which the Trustee deems sufficient.

                  (e) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation in completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

             Section 1.5 Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if given in writing and delivered in person or by registered or certified mail (postage prepaid, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

             If to the Company:

             Snap-On Incorporated
             2801 80th Street
             Kenosha, Wisconsin  53141-1410
             Telecopy:  414-656-5717
             Attention:  General Counsel

             If to the Trustee:

             Firstar Trust Company
             615 East Michigan Street
             4th Floor
             Milwaukee, Wisconsin  53202
             Telecopy:  414-287-3904
             Attention:  Corporate Trust Services

             The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

             Any notice or communication to the Company or the Trustee shall be deemed to have been duly given or made at the time delivered by hand if personally delivered; five calendar days after mailing if sent by registered or certified mail; when answered back, if telexed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

             If a notice or communication is mailed in the manner provided above with the time prescribed, it is duly given, whether or not the addressee receives it.

             Section 1.6 Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, or any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

             If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

             Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 3.1, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on two separate Business Days, such publications to be not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the first date of such publications.

             If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

             Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

             Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

             Section 1.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

             Section 1.8 Successors and Assigns. All covenants and agreements in this Indenture and the Securities by the Company shall bind its successors and assigns, and all agreements in this Indenture by the Trustee shall bind its successors, whether so expressed or not.

             Section 1.9 Separability Clause. In case any provision in this Indenture or in any Security or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             Section 1.10 Benefits of Indenture. Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

             Section 1.11 Governing Law. This Indenture and the Securities and coupons shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

             Section 1.12 Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), payment of interest or any Additional Amounts or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

             Section 1.13 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

             Section 1.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

             Section 1.15   No Recourse Against Others.        A director,
   officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of Securities.

             Section 1.16 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                                   ARTICLE II

                                SECURITIES FORMS

             Section 2.1 Forms of Securities. The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be in substantially the forms as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with
   Section 3.1, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

             Unless otherwise specified as contemplated by Section 3.1, Bearer Securities shall have interest coupons attached.

             The definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

             Section 2.2 Form of Trustee's Certificate of Authentication. Subject to Section 6.11, the Trustee's certificate of authentication shall be in substantially the following form:

             This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                 Firstar Trust Company, as Trustee



                                 By:

                                     Authorized Signatory


             Section 2.3 Securities Issuable in Global Form. If Securities of or within a series are issuable in global form, as specified as contemplated by Section 3.1, then, notwithstanding clause (13) of Section
   3.1 and the provisions of Section 3.2, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.3 or 3.4. Subject to the provisions of
   Section 3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.3 or
   3.4 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with
   Section 1.2 and need not be accompanied by an Opinion of Counsel.

             The provisions of the last sentence of Section 3.3 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.3.

             Notwithstanding the provisions of Section 3.7, unless otherwise specified as contemplated by Section 3.1, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

             Notwithstanding the provisions of Section 3.9 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security (i) in the case of a permanent global Security in registered form, the Holder of such permanent global Security in registered form, or (ii) in the case of a permanent global Security in bearer form, Euroclear or CEDEL.


                                   ARTICLE III

                                 THE SECURITIES

             Section 3.1 Amount Unlimited, Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

             The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses
   (1), (2) and (22) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series when issued from time to time):

             (1) the title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

             (2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to
        Section 3.4, 3.5, 3.6, 9.6, 11.7 or 13.5);

             (3) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the method by which such portion shall be determined;

             (4) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities of the series shall be payable;

             (5) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest, if any, shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date or Dates, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

             (6) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which (if other than Dollars), and other terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company and whether the Company is to have that option;

             (7) the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which, Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

             (8) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in
        Section 3.5, and, if Registered Securities of the series are to be issuable as a global Security, the identity of the depository for such series;

             (9) if other than Dollars, the currency or currencies, currency unit or units or composite currency or currencies (which may include composite currencies such as the ECU) in which payment of the principal of (and premium, if any) or interest or Additional Amounts, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 3.12;

             (10) whether the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

             (11) whether the Company or a Holder may elect payment of the principal of (and premium, if any) or interest or Additional Amounts, if any, on the Securities of the series in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of
        Section 3.12;

             (12) the place or places, if any, other than or in addition to the Corporate Trust Office of the Trustee, where the principal of (and premium, if any), interest, if any, on, and any Additional Amounts payable in respect of, Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

             (13) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of the series shall be issuable and, if other than the denomination of $5,000, the denominations or denominations in which any Bearer Securities of the series shall be issuable;

             (14) if other than the Trustee, the identity of each Security Registrar or Paying Agent;

             (15) the date as of which any Bearer Securities of the series and any temporary global Security representing Outstand-ing Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

             (16) the applicability, if at all, of Section 14.2 or 14.3 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article XIV;

             (17) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.4;

             (18) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

             (19) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

             (20) whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 10.9 on the Securities of the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

             (21) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

             (22) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

             (23) the designation of the initial Exchange Rate Agent, if any; and

             (24) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

             All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 3.3) and set forth in such Officers' Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

             If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Securities of such series.

             Section 3.2 Denominations. The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by
   Section 3.1. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of any series, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination) shall be issuable in denominations of $1,000 and any integral multiple thereof, and the Bearer Securities of such series, other than Bearer Securities issued in global form (which may be of any denomination), shall be issuable in a denomination of $5,000.

             Section 3.3  Execution, Authentication, Delivery and Dating.
   The Securities and any coupons appertaining thereto shall be executed on behalf of the Company by its Chairman, its President or one of its Vice Presidents, under its corporate seal reproduced thereon, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities and coupons may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

             Securities or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

             At any time and from time to time after the execution of this Indenture, the Company may deliver Securities of any series, together with any coupon appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any series of Securities pursuant to Section 3.1, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit A-1 to this Indenture or such other certificate as may be specified with respect to any series of Securities pursuant to Section 3.1, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 3.4, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such permanent global Security. Except as permitted by Section 3.6, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled. If all the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Sections 315(a) through 315(d)) shall be fully protected in relying upon,

             (i)  an Opinion of Counsel stating,

                  (a) that the form or forms of such Securities and any coupons have been established in conformity with the provisions of this Indenture;

                  (b) that the terms of such Securities and any coupons have been established in conformity with the provisions of this Indenture; and

                  (c)  that such Securities, together with any
             coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the en-forcement of creditors' rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and any coupons; and

             (ii) an Officers' Certificate stating, to the best of the knowledge of the signers of such certificate, that no Event of Default with respect to any of the Securities shall have occurred and be continuing.

   If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee. Notwithstanding the generality of the foregoing, the Trustee will not be required to authenticate Securities denominated in a Foreign Currency if the Trustee reasonably believes that it would be unable to perform its duties with respect to such Securities.

             Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers' Certificate otherwise required pursuant to Section 3.1 or a Company Order, or an Opinion of Counsel or an Officers' Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

             Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 3.1.

             No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security or Security to which such coupon appertains a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

             Section 3.4 Temporary Securities. (a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

             Except in the case of temporary Securities in global form (which shall be exchanged in accordance with Section 3.4(b) or as otherwise provided in or pursuant to a Board Resolution), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series, the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any non-matured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 3.3. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

                  (b) Unless otherwise provided in or pursuant to a Board Resolution, this Section 3.4(b) shall govern the exchange of temporary Securities issued in global form. If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depository or common depository (the "Common Depository"), for the benefit of Euroclear and CEDEL, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

             Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date, such temporary global Security shall be surrendered by the Common Depository to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be ex-changed. The definitive Securities to be delivered in exchanged for any such temporary global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3.1, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary global Security upon such presentation by the Common Depository, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture or in such other form as may be established pursuant to Section 3.1; and provided further that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 3.3.

             Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or CEDEL, as the case may be, to request such exchange on its behalf and delivers to Euroclear or CEDEL, as the case may be, a certificate in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 3.1), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and CEDEL, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or CEDEL. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States.

             Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.1, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and CEDEL on such Interest Payment Date upon delivery by Euroclear and CEDEL to the Trustee of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other forms as may be established pursuant to Section 3.1), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or CEDEL, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth as Exhibit A-1 to this Indenture (or in such other forms as may be established pursuant to Section 3.1). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section 3.4(b) and of the third paragraph of Section 3.3 of this Indenture, and the interests of the Persons who are the beneficial owners of the tempo-rary global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such benef-icial owners. Except as otherwise provided in this paragraph, no payments of principal or interest owing with respect to a beneficial interest in a temporary global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and CEDEL and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company.

             Section 3.5 Registration, Registration of Transfer and Ex-change. The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any other office or agency of the Company in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby initially appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided. In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

             Upon surrender for registration of transfer of any Registered Security of any series at any office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions.

             At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at any such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any series of Securities as contemplated by Section 3.1, Bearer Securities may not be issued in exchange for Registered Securities.

             If (but only if) permitted by the applicable Board Resolution and (subject to Section 3.3) set forth in the applicable Officers' Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 3.1, at the option of the Holder, Bearer Securi-ties of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.2, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

             Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

             Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.1, any permanent global Security shall be exchangeable only as provided in this paragraph. If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 3.1 and provided that any applicable notice pro-vided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Common Depository or such other depository as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by Section 3.1, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption; and provided further that no Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

             All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

             Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

             No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6,
   11.7 or 13.5 not involving any transfer.

             The Company shall not be required (i) to issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Securities to be redeemed under
   Section 11.3 and ending at the close of business on (A) if such Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if such Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

             Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

             If there shall be delivered to the Company and to the Trustee
   (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenti-cate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and principal amount, con-taining identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

             Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains, pay such Security or coupon; provided, however, that payment of principal of (and premium, if any), any interest on and any Additional Amounts with respect to, Bearer Securities shall, except as otherwise provided in Section 10.2, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.1, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

             Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

             Every new Security of any series with its coupons, if any, issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original, additional, contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

             The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

             Section 3.7 Payment of Interest; Interest Rights Preserved; Optional Interest Reset. (a) Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.1, interest on any Registered Security that is payable, and is punc-tually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.2; provided, however, that each installment of interest on any Registered Security may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.9, to the address of such Person as it appears on the Security Register or (ii) wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.

             Unless otherwise provided as contemplated by Section 3.1, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and CEDEL with respect to that portion of such permanent global Security held for its account by the Common Depository, for the purpose of permitting each of Euroclear and CEDEL to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

             In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

             Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.1, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

             (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units, composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section
        3.1 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(c)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted In-terest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at its address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause
        (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

             (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to clause (1) above, such manner of payment shall be deemed practicable by the Trustee.

                  (b) The provisions of this Section 3.7(b) may be made applicable to any series of Securities pursuant to Section 3.1 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.1). The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an "Optional Reset Date"). The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Security. Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 1.6, to the Holder of any such Security a notice (the "Reset Notice") indicating whether the Company has elected to reset the interest rate (or the spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity Date of such Security (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

             Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 1.6, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

             The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus
   interest accrued to such Optional Reset Date.   In order to obtain
   repayment on an Optional Reset Date, the Holder must follow the procedure set forth in Article XIII for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

             Subject to the foregoing provisions of this Section 3.7 and
   Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

             Section 3.8 Optional Extension of Maturity. The provisions of this Section 3.8 may be made applicable to any series of Securities pursuant to Section 3.1 (with such modifications, additions or substitutions as may be specified pursuant to Section 3.1). The Stated Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth on the face of such Security. The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the "Original Stated Maturity"). If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 1.6, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the "Extension Notice") indicating (i) the election of the Company to extend the Maturity, (ii) the new Stated Maturity, (iii) the interest rate applicable to the Extension Period and
   (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee's transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

             Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 1.6, notice of such higher interest rate to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

             If the Company extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Company has extended the Maturity thereof, the Holder must follow the procedures set forth in Article XIII for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

             Section 3.9 Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Sections 3.5 and 3.7) interest on, such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

             Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

             None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for main-taining, supervising or reviewing any records relating to such beneficial ownership interests.

             Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a Holder, with respect to such global Security or impair, as between such depository and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as Holder of such global Security.

             Section 3.10 Cancellation. All Securities and coupons surren-dered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously au-thenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.10, except as expressly permitted by this Indenture. Cancelled Securities and coupons held by the Trustee shall be returned to the Company.

             Section 3.11 Computation of Interest. Except as otherwise specified as contemplated by Section 3.1 with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

             Section 3.12 Currency and Manner of Payments in Respect of Securities. (a) Unless otherwise specified with respect to any Securities pursuant to Section 3.1, with respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph
   (b) below, and with respect to Bearer Securities of any series, except as provided in paragraph (d) below, payment of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, in respect of any Registered or Bearer Security of such series will be made in the currency or currencies, currency unit or units or composite currency or currencies in which such Registered Security or Bearer Security, as the case may be, is payable. The provisions of this Section
   3.12 may be modified or superseded with respect to any Securities pursuant to Section 3.1.

                  (b) It may be provided pursuant to Section 3.1 with respect to Registered Securities of any series that Holders shall have the option, subject to paragraphs (c) and (d) below, to receive payments of principal of (and premium, if any) or interest, if any, on and Additional Amounts, if any, in respect of such Registered Securities in any of the currencies, currency units or composite currencies which may be designated for such election by delivering to the Trustee for such series of Registered Securities a written election with signature guarantees and in the applicable from established pursuant to Section 3.1, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such currency, currency unit or composite currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee for such series of Registered Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date, and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Article IV or XIV or with respect to which a notice of redemption has been given by the Company or a notice of option to elect repayment has been sent by such Holder or such transferee). Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee of such series of Registered Securities not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency or currencies, currency unit or units or composite currency or currencies as provided in Section 3.12(a). The Trustee for each such series of Registered Securities shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such written election.

                  (c) Unless otherwise specified pursuant to Section 3.1, if the election referred to in paragraph (b) above has been provided for pursuant to Section 3.1, then, unless otherwise specified pursuant to
   Section 3.1, not later than the fourth Business Day after the Election Date for each payment date for Registered Securities of any series, the Exchange Rate Agent will deliver to the Company a written notice specifying, in the currency or currencies, currency unit or units or composite currency or currencies in which Registered Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, in respect of the Registered Securities to be paid on such payment date, specifying the amounts in such currency or currencies, currency unit or units or composite currency or currencies so payable in respect of the Registered Securities as to which the Holders of Registered Securities denominated in any currency or currencies, currency unit or units or composite currency or currencies shall have elected to be paid in another currency, currency unit or composite currency as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 3.1 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 3.1, on the second Business Day preceding such payment date the Company will deliver to the Trustee for such series of Registered Securities an Exchange Rate Officer's Certificate in respect of the Dollar, Foreign Currency or currencies, ECU or currency unit payments to be made on such payment date. Unless otherwise specified pursuant to Section 3.1, the Dollar, Foreign Currency or currencies, ECU or currency unit amount receivable by Holders of Registered Securities who have elected payment in a currency or currency unit as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the "Valuation Date") immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

                  (d) If a Conversion Event occurs with respect to a Foreign Currency, the ECU or any other currency unit in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, in respect of, the applicable Securities denominated or payable in such Foreign Currency, the ECU or such other currency unit occurring after the last date on which such Foreign Currency, the ECU or such other currency unit was used (the "Conversion Date"), the Dollar shall be the currency of payment for use on each such payment date. Unless otherwise specified pursuant to Section 3.1, the Dollar amount to be paid by the Company to the Trustee of each such series of Securities and by such Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

                  (e) Unless otherwise specified pursuant to Section 3.1, if the Holder of a Registered Security denominated in any currency or currencies, currency unit or units or composite currency or currencies shall have elected to be paid in another currency or currencies, currency unit or units or composite currency or currencies as provided in paragraph
   (b) above, and a Conversion Event occurs with respect to such elected currency or currencies, currency unit or units or composite currency or currencies, such Holder shall receive payment in the currency or currencies, currency unit or units or composite currency or currencies in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the currency or currencies, currency unit or units or composite currency or currencies in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) of this
   Section 3.12.

                  (f) The "Dollar Equivalent of the Foreign Currency" shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into dollars at the Market Exchange Rate on the Conversion Date.

                  (g) The "Dollar Equivalent of the Currency Unit" shall be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

                  (h) For purposes of this Section 3.12, the following terms shall have the following meanings:

             A "Component Currency" shall mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit, including, but not limited to, the ECU.

             A "Specified Amount" of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit, including, but not limited to, the ECU, on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single curren-cy equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Curren-cy. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, having an aggregate Dollar Equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar Equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate immediate-ly before such division, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Compo-nent Currencies. If, after the Conversion Date of the relevant currency unit, including, but not limited to, the ECU, a Conversion Event (other than any event referred to above in this definition of "Specified Amount") occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Com-ponent Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

             "Election Date" shall mean the Regular Record Date for the applicable series of Registered Securities or at least 16 days prior to Maturity, as the case may be, or such other date for any series of Registered Securities as specified pursuant to clause (11) of Section 3.1 by which the written election referred to in Section 3.12(b) may be made.

             All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee for the appropriate series of Securities and all Holders of such Securities denominated or payable in the relevant currency or currencies, currency unit or units or composite currency or currencies. The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee for the appropriate series of Securities of any such decision or determination.

             In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in
   Section 1.6 to the affected Holders) specifying the Conversion Date. In the event the Company so determines that a Conversion Event has occurred with respect to the ECU or any other currency unit in which Securities are denominated or payable, the Company will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 1.6 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company will similarly give written notice to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent.

             The Trustee of the appropriate series of Securities shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

             Section 3.13 Appointment and Resignation of Successor Exchange Rate Agent. (a) Unless otherwise specified pursuant to Section 3.1, if and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 3.1 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued currency or currencies, currency unit or units or composite currency or currencies into the applicable payment currency or currency unit for the payment of principal (and premium, if any) and interest, if any, and Additional Amounts, if any, pursuant to Section 3.12.

                  (b) No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section
   3.13 shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Exchange Rate Agent.

                  (c) If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all such series and that, unless otherwise specified pursuant to Section 3.1, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated or payable in the same currency or currencies, currency unit or units or composite currency or currencies).

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

             Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for and any right to receive Additional Amounts, as provided in Section 10.9), and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

             (1)  either

                  (A) all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.5, (ii) Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 11.6, and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                  (B) all Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

                       (i)   have become due and payable, or

                      (ii)  will become due and payable at
                            their Stated Maturity within one
                            year, or

                     (iii)  if redeemable at the option of the
                            Company, are to be called for re-
                            demption within one year under the
                            arrangements satisfactory to the
                            Trustee for the giving of notice
                            of redemption by the Trustee in
                            the name, and at the expense, of
                            the Company,

   and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, and any Additional Amounts with respect thereto, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

             (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

             (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

   Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.6, the obli-gations of the Company to any Authenticating Agent under Section 6.11 and, if money shall have been deposited with the Trustee pursuant to subclause
   (B) of clause (1) of this Section, the obligations of the Trustee under
   Section 4.2 and the last paragraph of Section 10.3 shall survive.

             Section 4.2 Application of Trust Funds; Indemnification. Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), any interest and Additional Amounts for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.


                                    ARTICLE V

                                    REMEDIES

             Section 5.1 Events of Default. "Event of Default," wherever used herein with respect to any particular series of Securities, means any of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body);

             (1) default in the payment of any installment of interest or any Additional Amounts payable in respect of any Security of that series or of any coupon appertaining thereto, when such interest, Additional Amounts or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

             (2) default in the payment of all or any part of the principal of (or premium, if any, on) any Security of that series when it becomes due and payable at its Maturity; or

             (3) default in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series; or

             (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

             (5) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                  (A)  commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its creditors; or

             (6) a court of competent jurisdiction enters an order or decree of any Bankruptcy Law that:

                  (A) is for relief against the Company or any of its Subsidiaries in an involuntary case,

                  (B) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially of all of the Company's or any of its Subsidiaries' property, or

                  (C) orders the liquidation of the Company or any of its Subsidiaries,

   and the order or decree remains unstayed and in effect for 90 days; or

             (7) a default on any Indebtedness of the Company or any of its Subsidiaries (other than a default with respect to Securities of such series) having an outstanding principal amount of more than $15 million in the aggregate, whether such Indebtedness now exists or shall hereafter be created, and such default relates to the obligation to pay the principal of, interest on, any Additional Amounts payable in respect of or any other payment obligation on any such Indebtedness when due and such default continues for 15 days; or

             (8) an event of default or default as defined or designated in any Indebtedness of the Company or any of its Subsidiaries (other than a default with respect to Securities of such series) having an outstanding aggregate principal amount of more than $15 million, whether such Indebtedness now exists or shall hereafter be created, shall happen and such default shall result in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

             (9) if any judgment or order by a court of competent jurisdiction shall be rendered against the Company or any of its Subsidiaries for the payment of money in excess of $15 million and such judgment or order shall not be discharged, and there shall be any period of 60 consecutive days following entry of such judgment or order during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

             (10) any other Event of Default provided with respect to Securities of that series.

   The term "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

             Section 5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing (other than an Event of Default specified in clause (5) or (6) of Section 5.1), then, in each and every case, either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of (or, if any Securities of such series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) and any accrued and unpaid interest on and any Additional Amounts payable in respect of all the Outstanding Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. If an Event of Default specified in clause (5) or (6) of Section 5.1 occurs and is continuing, then the principal amount of (or, if any Securities of such series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) and any accrued and unpaid interest on and any Additional Amounts payable in respect of all the Outstanding Securities of that series shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder.

             At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

             (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)):

                  (A) all overdue installments of interest on and any Additional Amounts payable in respect of all Outstanding Securities of that series and any related coupons,

                  (B) the principal of (and premium, if any, on) any Outstanding Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

                  (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest and any Additional Amounts at the rate or rates borne by or provided for in such Securities, and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

             (2) all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of (or premium, if any) or interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

   No such rescission shall affect any subsequent default or impair any right consequent thereon.

             Section 5.3 Collection of Indebtedness and Suits for Enforce-ment by Trustee. The Company covenants that if:

             (1) default is made in the payment of any installment of interest or Additional Amounts, if any, on any Security of any series and any related coupon when such interest becomes due and payable and such default continues for a period of 30 days, or

             (2) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at its Maturity,

   then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities of such series and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest or Additional Amounts, if any, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

             If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities of such series, wherever situated.

             If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

             Section 5.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

             (i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of principal (and premium, if any) and interest and Additional Amounts, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

             (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

   and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series and coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 6.6.

             Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

             Section 5.5 Trustee May Enforce Claims Without Possession of Securities or Coupons. All rights of action and claims under this Indenture or any of the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

             Section 5.6 Application of Money Collected. Any money collect-ed by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest and any Additional Amounts, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST:  To the payment of all amounts due the Trustee and
             any predecessor Trustee under Section 6.6;

                  SECOND:  To the payment of the amounts then due and unpaid upon the Securities and coupons for principal (and premium, if any) and interest and any Additional Amounts payable, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and coupons for principal (and premium, if any), interest and Additional Amounts, respectively; and

                  THIRD:  To the payment of the remainder, if any, to the
             Company or any other Person or Persons entitled thereto.

             Section 5.7 Limitation on Suits. No Holder of any Security of any series or any related coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

             (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

             (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

             (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

             (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

             (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

   it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

             Section 5.8 Unconditional Right of Holders to Receive Princi-pal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 3.5 and 3.7) interest on, and any Additional Amounts in respect of, such Security or payment of such coupon on the respective due dates expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

             Section 5.9 Restoration of Rights and Remedies. If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

             Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

             Section 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

             Section 5.12 Control by Holders of Securities. The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or powers conferred on the Trustee with respect to the Securities of such series, provided that

             (1) such direction shall not be in conflict with any rule of law or with this Indenture,

             (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

             (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Securities of such series not consenting.

             Section 5.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related coupons waive any past default hereunder with respect to such series and its consequences, except a default

             (1) in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any Security of such series or any related coupons, or

             (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

             Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

             Section 5.14 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VI

                                   THE TRUSTEE

             Section 6.1  Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee, subject to paragraph (e) below, shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)  Except during the continuance of an Event of Default:

                       (i)  The Trustee undertakes to perform such
                  duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                      (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Inden-ture. However, in the case of any opinions or certificates which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                       (i) This paragraph does not limit the effect of paragraph (b) of this Section 6.1;

                      (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                     (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.1.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee shall have reason-able grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to determine the maximum interest rate permissible under applicable law.

                  (h) Every provision of this Indenture relating to the con-duct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.


             Section 6.2  Rights of Trustee.

             (1) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person;

             (2) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 3.3 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

             (3) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate and an Opinion of Counsel, and the Trustee (unless other evidence be herein specifically prescribed) shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel;

             (4) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

             (5) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

             (6) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, person-ally or by agent or attorney;

             (7) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed with due care by it hereunder; and

             (8) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

             Section 6.3 Trustee's Disclaimer. The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, and in any coupons shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifica-tions set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

             Section 6.4 Individual Rights of Trustee. The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

             Section 6.5 Notice of Defaults. Within 90 days after the occurrence of any default (as defined below) hereunder with respect to the Securities of any series, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on or any Additional Amounts payable with respect to any Security of such series (including payments pursuant to a redemption or repurchase of the Securities pursuant hereto), or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith deter-mines that the withholding of such notice is in the interests of the Holders of the Securities and coupons of such series; and provided further that, in the case of any default or breach of the character specified in
   Section 5.1(4) with respect to the Securities and coupons of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.

             Section 6.6  Compensation and Indemnity.  The Company agrees:

             (1) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as has been agreed upon in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a Trustee of an express trust);

             (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

             (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without willful misconduct, negligence or bad faith on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

             As security for the performance of the obligations of the Company under this Section 6.6, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any), interest on or any Additional Amounts payable with respect to particular Securities or any coupons.

             When the Trustee incurs expenses in connection with an Event of Default specified in Section 5.1(5) or Section 5.1(6), the expenses are intended to constitute expenses of administration under any applicable Bankruptcy Law.

             The provisions of this Section 6.6 shall survive the termination of this Indenture.

             Section 6.7 Corporate Trustee Required; Eligibility; Conflict-ing Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a) and shall have a combined capital and surplus of at least $5 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

             Section 6.8  Resignation and Removal; Appointment of Successor.
   (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.9.

                  (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, the Company, or the Holders of a majority of the principal amount of the then Outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

                  (d)  If at any time:

             (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

             (2)  the Trustee shall cease to be eligible under Section
        6.7 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

             (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

                  (e) A successor Trustee under Section 6.10 (in a transaction in which the predecessor Trustee is not the surviving entity) may be removed by the Company by Board Resolution with respect to any or all series of Securities within 60 days of becoming such successor Trustee upon 30 days notice by the filing with the Trustee of an instrument in writing signed on behalf of the Company by a duly authorized officer of the Company specifying such removal and the date on which it is to become effective.

                  (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.

                  (g) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices to the Holders of Securities in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

             Section 6.9 Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.6.

                  (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or these series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

                  (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 6.9, as the case may be.

                  (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

             Section 6.10 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities or coupons shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities or coupons so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities or coupons. In case any Securities or coupons shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities or coupons, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

             Section 6.11 Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to at as Authenti-cating Agent, having a combined capital and surplus of not less than $1,500,000 and subject to supervision or examination by Federal or State authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.11, the combined capital and surplus of such Authentication Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.11, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.11.

             Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.11, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

             An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.11, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appoint-ment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 1.6. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.11.

             The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section 6.11.

             If an appointment with respect to one or more series is made pursuant to this Section 6.11, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

             This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                 Firstar Trust Company,
                                      as Trustee



                                 By______________________________
                                      as Authenticating Agent



                                 By______________________________
                                      Authorized Signature


                                   ARTICLE VII

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

             Section 7.1  Disclosure of Names and Addresses of Holders.
   Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

             Section 7.2 Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of such May 15 if required by, and in compliance with, TIA
   Section 313(a).

             Section 7.3  Reports by Company.  The Company will:

             (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

             (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

             (3) transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this
        Section 7.3 as may be required by rules and regulations prescribed from time to time by the Commission.


                                  ARTICLE VIII

                  CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

             Section 8.1 Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge with or into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

             (1) either the Company shall be the continuing corporation, or the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance or transfer the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including all Additional Amounts, if any, payable pursuant to Section 10.9) on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

             (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

             (3) if as a result thereof any property or assets of the Company or a Subsidiary would become subject to any mortgage, pledge, security interest or encumbrance, then either (a) such mortgage, pledge, lien, security interest or encumbrance shall be permitted to be created pursuant to Section 10.4 without equally and ratably securing the Securities or (b) the Securities are secured equally and ratably with the debt secured by such mortgage, pledge, lien, security interest or encumbrance; and

             (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with.

             Section 8.2 Successor Person Substituted. Upon any consolida-tion or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1, the successor corporation formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When a successor Person assumes all of the obligations of the Company hereunder and under the Securities and any coupons appertaining thereto, the predecessor shall be released from such obligations.


                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

             Section 9.1 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of Securities or coupons, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

             (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

             (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities and any related coupons (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

             (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default; or

             (4) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized de-nominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons; or

             (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

             (6) to secure the Securities pursuant to the requirements of Section 8.1 or 10.4, or otherwise, or

             (7) to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 2.1 and 3.1; or

             (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

             (9) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons; or

             (10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 4.1, 14.2 and 14.3; provided that any such action shall not adversely affect interests of the Holders of Securities of such series and any related coupons or any other series of Securities.

             Section 9.2 Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without consent of the Holder of each Outstanding Security affected thereby:

             (1) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, any Security; or reduce the principal amount thereof the rate of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the re-demption thereof, or change any obligation of the Company to pay Additional Amounts pursuant to Section 10.9 (except as contem-plated by Section 8.1(1) and permitted by Section 9.1(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the amount thereof provable in bankruptcy pursuant to Section 5.4, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the State Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be), or

             (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

             (3)  modify any of the provisions of this Section 9.2,
        Section 5.13 or 10.10, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

             It shall not be necessary for any Act of Holders under this
   Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

             A supplemental indenture which changes or eliminates any cove-nant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

             Section 9.3 Execution of Supplemental Indentures. In execut-ing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

             Section 9.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

             Section 9.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

             Section 9.6 Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

                                    ARTICLE X

                                    COVENANTS

             Section 10.1 Payment of Principal, Premium, if Any, and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on and any Additional Amounts payable in respect of the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified with respect to Securities of any series pursuant to Section 3.1, principal of and any premium, interest and Additional Amounts on Registered Securities will be payable at the Corporate Trust Office of the Trustee, except that at the option of the Company, interest (including Additional Amounts, if any) may be paid by
   (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. Unless otherwise specified as contemplated by Section
   3.1 with respect to any series of Securities, any interest due on, and any Additional Amounts payable in respect of, Bearer Securities on or before Maturity, in respect of the principal of such a Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. The Company shall pay interest on overdue principal and, to the extent lawful, interest on overdue installments of interest or Additional Amounts, if any, at the rate borne by such Securities.

             Section 10.2 Maintenance of Office or Agency. The Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series (but not Bearer Securities, except as otherwise provided below, unless the Place of Payment is located outside of the United States) may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company shall maintain, subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for such series that is located outside of the United States where Securities of that series and related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Securities of such series pursuant to Section 10.9); provided, however, that if the Securities of such series are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent of the Securities of that series in Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer Securities of that series pursuant to Section 10.9) at the place specified for that purpose pursuant to Section 3.1.

             Unless otherwise specified with respect to any Securities pursuant to Section 3.1, no payment of principal of or any premium, interest or Additional Amounts on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are payable in Dollars, payment of principal of and any premium, interest or Additional Amounts on any Bearer Security shall be made at the office of the Company's Paying Agent, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or Additional Amounts, as the case may be, at all offices or agencies outside the United States maintained for that purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

             The Company may from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes and may from time to time rescind such designations; provided, however that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities pursuant to Section 3.1 with respect to a series of Securities, the Company hereby designates as Place of Payment for each series of Securities the Corporate Trust Office of the Trustee, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent and as its agent to receive all such presentations, surrenders, notices and demands.

             Unless otherwise specified with respect to any Securities pursuant to Section 3.1, if and so long as the Securities of any series
   (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.

             Section 10.3 Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of any Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any), or interest on or Additional Amounts in respect of, any of the Securities of that series, segregate and hold in trust for the benefit of the Person entitled thereto a sum in the currency or currencies, currency unit or unites or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(c) sufficient to pay the principal (and premium, if any) or interest or Additional Amounts so becoming due until such sums shall be paid to such Person or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

             Whenever the Company shall have one or more Paying Agents for any series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any), or interest on or Additional Amounts in respect of, any Securities of that series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal (and premium, if any) or interest or Additional Amounts, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest or Additional Amounts and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

             The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

             Except as otherwise provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such principal of (and premium, if any) or interest on any Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date such publi-cation, any unclaimed balance of such money then remaining will be repaid to the Company.

             Section 10.4 Limitation on Dividend and Other Payment Restric-tions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to
   (a)(i) pay dividends or make any other distributions on its Capital Stock or (ii) pay any Indebtedness owed to the Company or a Restricted Subsid-iary, (b) make loans or advances to the Company or a Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or a Restricted Subsidiary, except for such encumbrances or restrictions exist-ing under or by reason of (i) any restrictions contained in Indebtedness with respect to the Company or its Restricted Subsidiaries in existence on the Issue Date; (ii) any restrictions, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the date of this Indenture, under any agreement in existence at the time such Restricted Subsidiary becomes a Restricted Subsidiary (unless such agreement was en-tered into in connection with, or in contemplation of, such entity becoming a Restricted Subsidiary on or after the date of this Indenture);
   (iii) any restrictions under any agreement evidencing any Acquired Indebtedness of a Restricted Subsidiary; provided that such restrictions shall not restrict or encumber any assets of the Company or its Restricted Subsidiaries other than such Restricted Subsidiary; (iv) restrictions existing under any agreement that refinances or replaces the agreements containing restrictions described in clauses (i), (ii) and (iii) above; provided that the terms and conditions of any such restrictions are in the good faith determination of the Board of Directors no less favorable to the Holders of the Securities than those under the agreement so refinanced or replaced; or (v) any encumbrance or restriction due to applicable law.

             Section 10.5 Limitation on Secured Debt. The Company will not, and will not permit any Restricted Subsidiary to, create, assume or guarantee any Secured Debt without making effective provision for securing the Securities (and, if the Company shall so determine, any other in-debtedness of or guaranteed by the Company or such Restricted Subsidiary), equally and ratably with such Secured Debt; provided that this covenant does not apply to debt secured by (a) certain mortgages, pledges, liens, security interests or encumbrances to secure payment of all or part of the purchase price or the cost of construction or improvement of property of the Company or any Restricted Subsidiary, (b) mortgages, pledges, liens, security interests or encumbrances on property existing at the time of acquisition thereof, whether or not assumed by the Company or any Restricted Subsidiary, (c) mortgages, pledges, liens, security interests or encumbrances on property, shares of stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary, (d) mortgages, pledges, liens, security interests or encum-brances on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or any Restricted Subsidiary, (e) mortgages, including mortgages, pledges, liens, security interests or encumbrances, on property of the Company or any Restricted Subsidiary in favor of the United States of America, any State thereof, or any other country, or any agency, instrumentality or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure indebt-edness incurred for the purpose of financing all or any part of the pur-chase price or the cost of construction or improvement of the property subject to such mortgages, (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage, pledge, lien or encumbrance referred to in the foregoing clauses (a) to (e), inclusive, provided that the principal amount of such indebtedness shall not exceed the principal amount outstanding at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to property which secured the mortgage so extended, renewed or replaced and additions to such property, or (g) any mortgage, pledge, lien, security interest or encumbrance securing indebtedness owing by the Company or any Restricted Subsidiary to the Company or to one or more Restricted Subsidiaries or both. In addition to the foregoing specific exceptions, the Company and one or more Restricted Subsidiaries may, without securing the Securities, create, assume or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of all Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the aggregate "value" of Sale and Leaseback Transactions (as defined in Section 10.6) (other than such transactions in connection with which indebtedness has been, or will be, retired in accordance with clause (b) of Section 10.6) at such time does not exceed 5% of Consolidated Net Tangible Assets.

             Section 10.6  Limitation on Sale and Leaseback Transactions.
   The Company will not, and will not permit any Restricted Subsidiary to, sell or transfer (except to the Company or one or more Restricted Subsid-iaries, or both) any Principal Property owned by it with the intention of taking back a lease on such property except a lease for a period not exceeding three years with the intent that the use by the Company or such Restricted Subsidiary of such property will be discontinued on or before the expiration of such period (a "Sale and Leaseback Transaction") unless
   (a) the Company or such Restricted Subsidiary would be entitled pursuant to Section 10.5 to incur Secured Debt in an amount equal to the amount realized or to be realized upon such sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the Securities, or (b) the Company or such Restricted Subsidiary shall apply an amount equal to the value of the property so leased to the retirement (other than payment at maturity or mandatory prepayment), within 120 days after the effective date of such arrangement, of indebt-edness for money borrowed by the Company or any Restricted Subsidiary which was recorded as funded debt as of the date of its creation and which, in the case of such indebtedness of the Company, is not subordinate and junior in right of payment to the Securities, subject to credits for certain voluntary retirements of such indebtedness. The term "value" means, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the property leased pursuant to such Sale and Leaseback Transaction, or (ii) the fair value of such property at the time of entering into such Sale and Leaseback Transaction, as determined by the Board of Directors, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

             Section 10.7 Limitation on Transfer of Principal Property. The Company will not, and will not permit any Restricted Subsidiary to, trans-fer any Principal Property to any Unrestricted Subsidiary unless it applies an amount equal to the fair value of such property at the time of transfer, as determined by the Board of Directors, to the retirement (other than mandatory retirement), within 120 days after the effective date of such transfer, of indebtedness for money borrowed by the Company or any Restricted Subsidiary which was recorded as funded debt as of the date of its creation and which, in case of such indebtedness of the Company, is not subordinated and junior in right of payment of the Debt Securities. "Principal Property" means any manufacturing plant or other facility having a gross book value in excess of 1% of Consolidated Net Tangible Assets at the time of determination thereof and owned or leased by the Company or any Restricted Subsidiary and located in the United States of America, Canada or the Commonwealth of Puerto Rico, other than any such manufacturing plant or other facility or portion thereof which, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries as a whole.

             Section 10.8 Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 10.8, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

             Section 10.9 Additional Amounts. If any Securities of a series provide for the payment of Additional Amounts, the Company will pay the Holder of any Security of such series or any coupon appertaining thereto Additional Amounts as may be specified as contemplated by Section 3.1. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established pursuant to Section 3.1 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

             Except as otherwise specified as contemplated by Section 3.1, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of the series shall be made to Holders of Securities of the series or any related coupons who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series or related coupons and the Company will pay to the Trustee or any Paying Agent the Additional Amounts required by the terms of such Securities. In the event that the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned certificate, then the Trustee or such Paying Agent shall be entitled (i) to assume that no such withholding or deduction is required with respect to any payment of principal or interest with respect to any Securities of a series or related coupons until it shall have received a certificate advising otherwise and (ii) to make all payments of principal and interest with respect to the Securities of a series or related coupons without withholding or deductions until otherwise advised. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer's Certificate furnished pursuant to this Section.

             Section 10.10 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.4, 10.5, 10.6 or 10.7 if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities, by Act of such Holders, waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or after such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

             Section 11.1 Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article XI.

             Section 11.2 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

             Section 11.3 Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for securities of that series.

             The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

             For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

             Section 11.4 Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 1.6, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 3.1, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security desig-nated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

             Any notice that is mailed to the Holders of Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

             All notices of redemption shall state:

             (1)  the Redemption Date,

             (2) the Redemption Price, accrued interest to the Redemption Date payable as provided in Section 11.6, if any, and Additional Amounts, if any,

             (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

             (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

             (5) that on the Redemption Date the Redemption Price and accrued interest to the Redemption Date payable as provided in
        Section 11.6, if any, will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

             (6) the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

             (7) that the redemption is for a sinking fund, if such is the case,

             (8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subse-quent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished,

             (9) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 3.5 or otherwise, the last date, as determined by the Company, on which such exchanges may be made, and

             (10)  the CUSIP number of such Security, if any.

             Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

             Section 11.5 Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article XII, segregate and hold in trust as provided in Section 10.3) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

             Section 11.6  Securities Payable on Redemption Date.   Notice of
   redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall if the same were interest-bearing cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified as contemplated by
   Section 3.1, only upon presentation and surrender of coupons for such interest, and provided further that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of
   Section 3.7.

             If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.
   If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of those coupons.

             If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

             Section 11.7 Securities Redeemed in Part. Any Registered Security which is to be redeemed only in part (pursuant to the provisions of this Article XI or of Article XII) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                   ARTICLE XII

                                  SINKING FUNDS

             Section 12.1  Applicability of Article.  The provisions of this
   Article XII shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by
   Section 3.1 for Securities of such series.

             The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in
   Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

             Section 12.2 Satisfaction of Sinking Fund Payments with Securities. The Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a series,
   (1) deliver Outstanding Securities of such series (other than any previously called for redemption) together, in the case of any Bearer Securities of such series, with all unmatured coupons appertaining thereto and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities; provided that such Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund, and the amount of such mandatory sinking fund payment shall be reduced accordingly.

             Section 12.3 Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for Securities of any series, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(c)) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited. If such Officers' Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

                                  ARTICLE XIII

                       REPAYMENT AT THE OPTION OF HOLDERS

             Section 13.1 Applicability of Article. Repayment of Securities of any series before their Stated Maturity at the option of the Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified by the terms of such series established pursuant to Section 3.1) in accordance with this Article XIII.

             Section 13.2 Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

             Section 13.3 Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the "Option to Elect Repayment" form on the reverse of such Security duly completed by the Holder (or by the Holder's attorney duly authorized in writing), must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

             Section 13.4 When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article XIII and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified pursuant to Section 3.1, only upon presentation and surrender of such coupons, and provided further that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

             If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 13.2 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of those coupons.

             If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment
   Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

             Section 13.5 Securities Repaid in Part. Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.


                                   ARTICLE XIV

                       DEFEASANCE AND COVENANT DEFEASANCE

             Section 14.1 Applicability of Article; Company's Option to Effect Defeasance or Covenant Defeasance. If pursuant to Section 3.1 provision is made for either or both of (a) defeasance of the Securities of or within a series under Section 14.2 or (b) covenant defeasance of the Securities of or within a series under Section 14.3, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article XIV (with such modifications thereto as may be specified pursuant to Section 3.1 with respect to any Securities), shall be applicable to such Securities and any coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to such Securities and any coupons appertaining thereto, elect to have Section 14.2 (if applicable) or Section 14.3 (if applicable) be applied to the Outstanding Securities of such series and any coupons appertaining thereto upon compliance with the conditions set forth below in this Article XIV.

             Section 14.2 Defeasance and Discharge. Upon the Company's exercise of the above option applicable to this Section 14.2 with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series and any coupons appertaining thereto on the date the conditions set forth in Section 14.4 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and any coupons appertaining thereto, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 14.5 and the other Sections of this Indenture referred to in clauses (A) and (B) of this Section 14.2, and to have satisfied all its other obligations under such Securities and any coupons appertaining thereto and this Indenture insofar as such Securities and any coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of the Outstanding Securities of such series and any coupons appertaining thereto to receive, solely from the trust fund described in Section 14.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.5, 3.6, 10.2 and 10.3 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 10.9, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this
   Article XIV. Subject to compliance with this Article XIV, the Company may exercise its option under this Section 14.2 notwithstanding the prior exercise of its option under Section 14.3 with respect to such Securities and any coupons appertaining thereto.

             Section 14.3 Covenant Defeasance. Upon the Company's exercise of the above option applicable to this Section 14.3 with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 10.4, 10.5, 10.6 and 10.7, and, if specified pursuant to Section 3.1, its obligations under any other covenant (except those obligations set forth in Sections 5.14, 10.1 and 10.2), with respect to the Outstanding Securities of such series and any coupons appertaining thereto on and after the date the conditions set forth in Section 14.4 are satisfied (hereinafter, "covenant defeasance"), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 10.4, 10.5, 10.6 and 10.7, or such other covenant, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document, and payment of the Securities of such series may not be accelerated because of a default or an Event of Default under Section 5.1(7), 5.1(8) or 5.1(9) or because of the failure of the Company to comply with Section 8.1(3), as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.

             Section 14.4 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of Section 14.2 or
   Section 14.3 to any Outstanding Securities of or within a series and any coupons appertaining thereto:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.7 who shall agree to comply with the provisions of this Article XIV applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any coupons appertaining thereto, (1) money in an amount (in such currency, currencies or currency unit in which such Securities and any coupons appertaining thereto and then specified as payable at Stated Maturity), or (2) Government Obligations applicable to such Securities and coupons appertaining thereto (determined on the basis of the currency, currencies or currency unit in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof in an amount, which, in the case of (1), (2) or (3) is sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any coupons appertaining thereto;

                  (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

                  (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.1(5) and 5.1(6) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (d) In the case of an election under Section 14.2, the Company shall have delivered to the Trustee an Opinion of Counsel by recognized counsel who is not an employee of the Company stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (e) In the case of an election under Section 14.3, the Company shall have delivered to the Trustee an Opinion of Counsel by recognized counsel who is not an employee of the Company to the effect that the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                  (f) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 14.2 or the covenant defeasance under Section 14.3 (as the case may be) have been complied with; and

                  (g) Notwithstanding any other provisions of this Section 14.4, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.1.

             Section 14.5 Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.3, all money and Government Obligations (or other property as may be provided pursuant to Section 3.1) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 14.5, the "Trustee") pursuant to Section 14.4 in respect of any Outstanding Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provi-sions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

             Unless otherwise specified with respect to any Security pursuant to Section 3.1, if, after a deposit referred to in Section 14.4(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.12(b) or the terms of such Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 14.4(a) has been made in respect of such Security, or (b) a Conversion Event occurs as contemplated in Section 3.12(d) or 3.12(e) or by the terms of any Security in respect of which the deposit pursuant to Section 14.4(a) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such currency or currency unit in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the Conversion Event.

             The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

             Anything in this Article XIV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article XIV.

                            *     *     *     *     *

             IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 SNAP-ON INCORPORATED


   [SEAL]                        By /s/ Donald S. Huml
                                    Name:  Donald S. Huml
                                    Title: Senior Vice President

   Attest:


    /s/ Susan F. Marrinan
   Title: Secretary
                                 FIRSTAR TRUST COMPANY
                                   Trustee


   [SEAL]                        By /s/ Eugene R. Lee
                                    Name:  Eugene R. Lee
                                    Title: Vice President
   Attest:

    /s/ Yvonne Sirra
   Title:  Assistant Secretary


   STATE OF WISCONSIN    )
                         )  SS:
   COUNTY OF KENOSHA     )

             On the 29th day of September, 1995, before me personally came David S. Huml, to me known, who, being by me duly sworn, did depose and say that [such person] resides at Lake Forest, Illinois, that [such person] is Senior Vice President of Snap-on Incorporated, one of the corporations described in and which executed the foregoing instrument; that [such person] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [such person] signed his or her name thereto by like authority.

   [Notarial Seal]

                                 /s/ Sharyn L. Warren-Dorue
                                 Notary Public
                                 COMMISSION EXPIRES 5/5/1998


   STATE OF WISCONSIN    )
                         )  SS:
   COUNTY OF MILWAUKEE   )

             On the 21st day of September, 1995, before me personally came Eugene R. Lee, to me known, who, being by me duly sworn, did depose and say that [such person] resides at Milwaukee, Wisconsin, that [such person] is Vice President of Firstar Trust Company, one of the corporations described in and which executed the foregoing instrument; that [such person] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [such person] signed his or her name thereto by like authority.

   [Notarial Seal]

                                 /s/ F. J. Gingrasso
                                 Notary Public
                                 COMMISSION EXPIRES  6/23/1996

                                    EXHIBIT A

                             FORMS OF CERTIFICATION

                                   EXHIBIT A-1
               FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED
                TO RECEIVE BEARER SECURITY OR TO OBTAIN INTEREST

                       PAYABLE PRIOR TO THE EXCHANGE DATE

                                   CERTIFICATE

   [Insert title or sufficient descriptions of Securities to be delivered]

             This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 2.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Snap-on Incorporated or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.l63-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

             As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

             We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

             This certificate excepts and does not relate to [U.S.$]
              of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

             We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

   Dated:                   , 19

   [To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant
   Interest Payment Date occurring prior to the Exchange Date, as applicable]

                            [Name of Person Making Certification]




                            (Authorized Signatory)
                            Name:
                            Title:

                                   EXHIBIT A-2

                  FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR
                AND CEDEL S.A. IN CONNECTION WITH THE EXCHANGE OF
                 A PORTION OF A TEMPORARY GLOBAL SECURITY OR TO
               OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE


                                   CERTIFICATE

   [Insert title or sufficient description of Securities to be delivered]

             This is to certify that, based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date
   hereof, [U.S.$]                 principal amount of the above-captioned
   Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions') purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Snap-on Incorporated or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or
   (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

             As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

             We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and
   (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

             We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

   Dated:                , 19

   [To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]


                            [Morgan Guaranty Trust Company of
                              New York, Brussels Office,] as
                            Operator of the Euroclear System
                              [Cedel S.A.]


                            By